Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-199922) pertaining to the Post-Effective Amendment to the Registration Statement on Form S-4 related to the Amended and Restated Dawson Geophysical Company 2006 Stock and Performance Incentive Plan (the "Legacy Dawson Plan"),

(2)	Registration Statement (Form S-8 No. 333-142221) pertaining to the TGC Industries, Inc. 2006 Stock Awards Plan (the "Legacy TGC Plan"),
(3)	Registration Statement (Form S-8 No. 333-201923) pertaining to the Legacy TGC Plan,
(4)	Registration Statement (Form S-8 No. 333-204643) pertaining to the Legacy Dawson Plan, and
(5)	Registration Statement (Form S-8 No. 333-212577) pertaining to the Dawson Geophysical Company 2016 Stock and Performance Incentive Plan

of our reports dated March 9, 2018, relating to the consolidated financial statements of Dawson Geophysical Company (which express an unqualified opinion on the financial statements and effectiveness of internal control over financial reporting of Dawson Geophysical Company), incorporated by reference in Annual Report on Form 10-K of Dawson Geophysical Company for the year ended December 31, 2017.

/s/RSM US, LLP
/s/ RSM US, LLP

Houston, Texas

March 9, 2018